Exhibit 99.3

CAPSTONE HOLDING CORP.
Unaudited Pro Forma Combined Financial Information

On December 1, 2025, Capstone Holding Corp. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of Fraser Canyon Holdings Inc. (“FCHI”) and its subsidiaries. FCHI does business as Canadian Stone Industries. The Acquisition was completed pursuant to the terms and conditions of (i) the asset purchase agreement (the “Asset Purchase Agreement”) previously filed as an exhibit to the Current Report on Form 8-K dated December 2, 2025 (the “December 8-K”), and (ii) the share purchase agreement (the “Share Purchase Agreement”) previously filed as an exhibit to the December 8-K.

Asset Purchase Transaction

The Asset Purchase Agreement, dated November 30, 2025, was entered into by and between TotalStone, LLC (“TotalStone”), the Company’s primary operating subsidiary, Continental Stone Industries Inc., a Delaware corporation that is wholly owned by FCHI (“CSIA”), and Jeffery Leech as the representative of CSIA. Pursuant to the Asset Purchase Agreement, TotalStone purchased all of the assets and assumed certain of the liabilities of CSIA (the “Asset Purchase Transaction”). The aggregate purchase price for the Asset Purchase Transaction consisted of (i) the assumption of CSIA’s liabilities, and (ii) cash of $458,810.00 (the “Continental Cash Purchase Price”).

Share Purchase Transaction

The Share Purchase Agreement, dated December 1, 2025, was entered into by and between InStone Canada Corp., a British Columbia corporation and an indirect wholly-owned subsidiary of the Company (“InStone Canada”), and Dream Family Holdings Ltd., Robert Jahnsen, The Jeffery Leech Family Trust, Jeffery Leech in his individual capacity, Wendy Chiavacci, Michael Siemens, Nathan Thompson, Curt Trierweiler, and Jeffery Leech in his capacity as the representative of the sellers of FCHI (collectively, the “Sellers”). Pursuant to the Share Purchase Agreement, InStone Canada purchased all of the issued and outstanding shares of FCHI (the “FCHI Shares,” and the transaction, the “Share Purchase Transaction”).

The aggregate purchase price for the Share Purchase Transaction consisted of:

(i) C$6,200,000 in cash (approximately $4,446,676 at an exchange rate of US$1.00 = C$1.3943), less the amount of the Continental Cash Purchase Price, with such cash purchase price including the assumption of liabilities; (ii) a promissory note in the principal amount of C$1,600,000 (approximately $1,147,529) (the “First SPA Note”), payable in the amount of C$400,000 on July 31, 2026 and C$400,000 on October 31, 2026, with a maturity date of March 31, 2027 and interest at TD Bank’s prime rate plus 1.00% through November 30, 2026, and at TD Bank’s prime rate plus 3.00% from December 1, 2026 onward; (iii) a promissory note in the principal amount of C$2,000,000 (approximately $1,434,412) (the “Second SPA Note”), payable in equal installments of C$50,000 on the last day of each of March, June, September, and December, commencing on March 31, 2027, with a maturity date of December 1, 2028 and interest at a per annum rate equal to 30-day average SOFR plus an applicable margin that is (a) 1.25% through November 30, 2026, (b) 2.50% from December 1, 2026 through November 30, 2027, and (c) 3.75% thereafter; (iv) any amounts payable under the earn-out agreement (the “Earn-Out Agreement”) up to C$3,000,000 based on Average EBITDA (as defined in the Earn-Out Agreement) during two separate periods: the 2026 and 2027 calendar years (the first period) and the 2027 and 2028 calendar years (the second period); and (v) the Buyer WC Payment Amount (as defined in the Share Purchase Agreement), if any, less the Buyer WC Receipt Amount (as defined in the Share Purchase Agreement), if any.

Additional Agreements

In connection with the closing of the Acquisition, the buyers agreed to deliver a buyer-side representations and warranties insurance policy and the Company entered into a guaranty agreement (the “Guaranty Agreement”) in favor of the Sellers in connection with the First SPA Note issued under the Share Purchase Agreement.

To finance a portion of the cash purchase price, on October 22, 2025, the Company issued to an institutional investor (the “Buyer”) a senior secured convertible note in the original principal amount of $3,545,712.42 (the “Note”), which was issued with a 8.34% original issue discount. The Note is convertible into shares of common stock, $0.0005 par value per share (the “Common Stock”), in certain circumstances in accordance with the terms of the Note at an initial conversion price per share of $1.10. The Company received gross proceeds of $3,250,000, prior to the deduction of transaction-related expenses, from the issuance of the Note. The Note bears interest at a rate of 7.0% per annum. Principal and interest under the Note will be repaid in a series of equal quarterly installments. Subsequent to the issuance of the Note, on November 24, 2025, the Company voluntarily reduced the conversion price of a portion of the Note totaling $1,772,856.21 in principal amount to $0.75 per share, with the remaining principal amount continuing to be subject to the existing conversion price of $1.10 per share. The pro forma adjustments related to this arrangement are shown in a separate column as “Other Adjustments”.

The foregoing does not purport to be a complete description of the Asset Purchase Agreement, the Share Purchase Agreement, the First SPA Note, the Second SPA Note, the Guaranty Agreement, and the Earn-Out Agreement, and such description is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, the Share Purchase Agreement, the First SPA Note, the Second SPA Note, the Guaranty Agreement, and the Earn-Out Agreement, the forms of which were filed as, respectively, Exhibits 2.1, 2.2, 10.1, 10.2, 10.3, and 10.4 to the December 8-K and which are incorporated herein by reference.

Previous 2025 Acquisition

As more fully disclosed in our Form 8-K filed with the SEC on November 7, 2025, on August 22, 2025, the Company acquired Carolina Stone Holdings, LLC (“CSH“). The aggregate purchase price of the CSH acquisition was (i) $2,625,000 in cash, subject to adjustment set forth in Section 2.6 of the Purchase Agreement, plus (ii) a seller note in the original principal amount of $1,250,000, plus (iii) the amount payable pursuant to the terms of the earn-out agreement. The Company transferred $2,501,500 in cash to the seller representing the aggregate purchase price of $2,625,000 less $123,500 for the preliminary working capital adjustment as set forth in Section 2.6 of the Purchase Agreement.

To finance the CSH cash purchase price, on July 29, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company authorized the issuance of senior secured convertible notes, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”). The first Convertible Note was issued in the original principal amount of approximately $3,272,966 (the “Note). The Convertible Notes are convertible into shares of common stock, $0.0005 par value per share (the “Common Stock”), in certain circumstances in accordance with the terms of the Convertible Notes at an initial conversion price per share of $1.72 per share. Subsequent to the issuance date, the conversion price of the Convertible Note was amended to $1.00 per share. The Company received gross proceeds of $3,000,000 or $2,680,000 of net proceeds after the deduction of transaction related expenses, from the initial closing of the Convertible Note Financing.

The following Unaudited Pro Forma Combined Financial Information has been prepared from the respective historical consolidated financial statements of the Company, CSH and FCHI and has been adjusted to illustrate the estimated effects of both acquisitions.

The Unaudited Pro Forma Combined Financial Information has been prepared in accordance with Article 8 of Regulation S-X as amended. The Unaudited Pro Forma Combined Financial Information is derived from and should be read in conjunction with:

●	the historical audited consolidated financial statements of the Company, as of and for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025;

●	the historical unaudited consolidated financial statements of the Company, as of and for the nine months ended September 30, 2025 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 18, 2025;

●	the audited consolidated financial statements of FCHI as of and for the year ended December 31, 2024;

●	the unaudited consolidated financial statements of FCHI as of and for the nine months ended September 30, 2025.

●	The audited consolidated financial statements of CSH as of and for the year ended December 31, 2024 that are included in the Company’s Form 8-K filed on November 7, 2025; and

●

The Company’s Form 8-K filed on November 7, 2025 that included pro forma financial statements to give effect to the CSH acquisition and includes additional detail with respect to that acquisition and related proforma adjustments.

The Unaudited Pro Forma Combined Consolidated Balance Sheet gives effect to the FCHI acquisition as if it had been consummated on September 30, 2025 and includes pro forma adjustments based on the preliminary valuation of certain tangible and identifiable intangible assets acquired and liabilities assumed and consideration transferred. The Unaudited Pro Forma Combined Consolidated Balance Sheet combines the Company’s historical Unaudited Consolidated Balance Sheet as of September 30, 2025 with FCHI’s historical Unaudited Consolidated Balance Sheet as of September 30, 2025. The CSH acquisition closed on August 22, 2025 and accordingly the assets acquired and liabilities assumed are already included in the Company’s consolidated balance sheet as of September 30, 2025.

The Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2024 gives effect to the CSH and FCHI acquisition as if they had been consummated on January 1, 2024, and combines the Company’s historical Audited Consolidated Statement of Operations for the year ended December 31, 2024 with CSH’s and FCHI’s historical Audited Consolidated Statement of Operations for the year ended December 31, 2024. Similarly, the Unaudited Pro Forma Combined Consolidated Statement of Operations for the nine months ended September 30, 2025 gives effect to the CSH and FCHI acquisition as if they had been consummated on January 1, 2024 and combines the Company’s historical Unaudited Consolidated Statement of Operations for the nine months ended September 30, 2025, with FCHI’s historical Unaudited Consolidated Statement of Operations for the nine months ended September 30, 2025 and CSH’s historical Unaudited Consolidated Statement of Operations for the period January 1, 2025 through August 28, 2025.

The accompanying Unaudited Pro Forma Combined Financial Information was derived by making certain Acquisition Adjustments to the historical consolidated financial statements of CSH and FCHI noted above. Such adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Company’s acquisitions may differ from the adjustments made to the Unaudited Pro Forma Combined Financial Information. However, management believes that the assumptions provide reasonable basis for presenting the significant effects of the acquisitions as if it had been consummated as of the dates indicated above, and that all adjustments necessary to present fairly the Unaudited Pro Forma Combined Financial Information have been made.

The Unaudited Pro Forma Combined Financial Information is for illustrative purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The Unaudited Pro Forma Combined Financial Information should not be relied upon as an indication of the financial condition or the operating results that the Company would have achieved had the acquisitions occurred on the dates assumed, nor indicative of the financial condition or operating results of the combined company as of or for any future date or period.

As of the date of this Amendment Number 1 to the Current Report on Form 8-K, the Company has not finalized its determination of the fair value of consideration transferred for the CSH and FCHI acquisitions, the fair value of assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform FCHI’s accounting policies to the Company’s accounting policies. As additional information becomes available and additional analyses are performed, this may cause the final adjustments to be materially different from the Unaudited Pro Forma Combined Financial Information presented below. The final allocation of the total purchase price for each acquisition will be determined after a final determination of the fair value of CSH’s and FCHI’s tangible and identifiable intangible assets acquired and liabilities that existed at each respective acquisition closing date.

CAPSTONE HOLDING CORP.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2025

(in thousands, except share and per share data)

(unaudited)

	Capstone Holding Corp. (Historical)	Fraser Canyon Holdings (Historical)	Acquisition Adjustments		Other Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash	$730	$216	$(2,265)	(a)	$3,250	(h)	$1,931
Accounts receivable, net	5,771	1,924	—		—		7,695
Inventories	12,167	5,211	—		—		17,378
Prepaid expenses	203	43	—		—		246
Other current assets	242	22	—		—		264
Total current assets	19,113	7,416	(2,265)		3,250		26,514
Long-term Assets:
Property and equipment, net	1,703	78	—		—		1,781
Goodwill	26,030	—	945	(a)	—		26,975
Other intangible assets	359	—	—		—		359
Right of use assets	3,879	2,292	—		—		6,171
Deferred tax asset	7,178	—	—		—		7,178
Other long-term assets	221	—	—		—		221
Total long-term assets	39,370	2,370	945		—		42,685
Total Assets	$58,483	$9,786	$(1,320)		$3,250		$70,199

LIABILITIES & EQUITY
Current Liabilities:
Accounts payable	$5,476	$1,195	$894	(f)	$—		$7,566
Accrued expenses	1,325	97	—		—		1,421
Senior convertible note	—	—	—		3,250	(h)	3,250
Line of credit	8,271	1,185	844	(a)	—		10,300
Current portion of long-term debt	3,724	1,875	—		—		5,599
Current portion, lease liability	1,224	560	—		—		1,784
Total current liabilities	20,020	4,912	1,738		3,250		29,920
Long-term liabilities:
Accrued related party management fee	445	—	—		—		445
Long term debt, net of current portion	7,229	—	2,582	(c)	—		9,811
Lease liability, net of current portion	2,807	1,732	—		—		4,539
Shareholder Advances	—	411	—				441
Earn-out payable	825	—	269	(b)	—		1,094
Total long-term liabilities	11,306	2,144	2,851		—		16,300
Total Liabilities	31,326	7,055	4,589		3,250		46,220
Equity:
Series B Preferred Stock, no par value; 2,000,000 shares authorized; 985,063 issued as of September 30, 2025.	30	—	—		—		30
Series Z Preferred Stock, no par value; 3,500,000 shares authorized; 1,467,532 issued as of September 30, 2025.	1,937	—	—		—		1,937
Common Stock $0.0005 par value; 50,000,000 and 200,000 shares authorized; 6,306,205 and 157,610 issued as of September 30, 2025 and December 31, 2024, respectively.	3	—	—		—		3
Additional paid-in capital	226,436	—	—		—		226,436
Retained Earnings (Accumulated deficit)	(201,249)	2,731	(5,909)		—		(204,427)
Total Equity	27,157	2,731	(5,909)		—		23,979
Total Liabilities, Preferred Units & Equity	$58,483	$9,786	$(1,320)		$3,250		$70,199

CAPSTONE HOLDING CORP.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025

(in thousands, except share and per share data)

(unaudited)

	Capstone Holding Corp. (Historical)	Carolina Stone Holdings (Historical)	Capstone & Carolina Stone (Historical)	Fraser Canyon Holdings (Historical)	Acquisition Adjustments	Other Adjustments		Pro Forma Combined
Sales	$35,348	$6,838	$42,186	$11,747	$—	$—		$53,933
Sales returns and allowances	(943)	—	(943)	—	—	—		(943)
Net sales	34,405	6,838	41,243	11,747	—	—		52,990
Cost of goods sold	26,696	4,509	31,205	8,209	—	—		39,414
Gross Profit	7,709	2,329	10,038	3,538	—	—		13,576
Selling, general and administrative expenses	9,513	1,977	11,490	2,816	51 (g)	—		14,357
Transactional expenses	652	—	652	—	—	—		652
Income (loss) from operations	(2,456)	352	(2,104)	722	(51)	—		(1,433)
Interest expense	(1,334)	(6)	(1,340)	(197)	—	(149)	(c)	(1,686)
Foreign exchange loss, net	—	—	—	(76)	—	—		(76)
Loss on extinguishment of debt	(652)	—	(652)	—	—	—		(652)
Loss on disposal of property and equipment	—	—		(2)				(2)
Net income (loss) before taxes	(4,442)	346	(4,096)	447	(51)	(149)		(3,849)
Income tax benefit (expense)	—	(20)	(20)	31	—	—		11
Net Income (loss)	(4,442)	326	(4,116)	478	(51)	(149)		(3,838)
Less: Net loss attributable to:
Special preferred units	—	—	—	—	—	—		—
Class B units preferred return	(705)	—	(705)	—	—	—		(705)
Net loss attributable to Capstone Holding Corp. stockholders	$(5,147)	$326	$(4,821)	$478	$(51)	$(149)		$(4,543)

Earnings (loss) per share:
Net loss per share attributable to Capstone Holding Corp. stockholders – basic and diluted	$(1.45)							(1.28)

Weighted average number of common shares outstanding – basic and diluted	3,560,035							3,560,035

CAPSTONE HOLDING CORP.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in thousands, except share and per share data)

(unaudited)

	Capstone Holding Corp. (Historical)	Carolina Stone Holdings (Historical)	Capstone & Carolina Stone (Historical)	Fraser Canyon Holdings (Historical)	Acquisition Adjustments	Other Adjustments		Pro Forma Combined
Sales	$45,808	$11,862	$57,670	$16,420	$—	$—		$74,090
Sales returns and allowances	(932)	—	(932)	—	—	—		(932)
Net sales	44,876	11,862	56,738	16,420	—	—		73,158
Cost of goods sold	35,306	7,910	43,216	11,808	—	—		55,024
Gross Profit	9,570	3,952	13,522	4,612	—	—		18,134
Selling, general and administrative expenses	10,208	3,451	13,659	4,307	16 (g)	—		17,982
Transactional expenses	—	—	—	—	1,298 (f)	—		1,298
Income (loss) from operations	(638)	501	(137)	305	(1,314)	—		(1,146)
Interest expense	(1,483)	(41)	(1,524)	(407)	—	(1,833)	(c), (h)	(3,764)
Foreign exchange gain, net	—	—	—	129	—	—		129
Net income (loss) before taxes	(2,121)	460	(1,661)	27	(1,314)	(1,833)		(4,781)
Income tax expense	(442)	(25)	(467)	(9)	—	—		(476)
Net Income (loss)	(2,563)	435	(2,128)	18	(1,314)	(1,833)		(5,257)
Less: Net loss attributable to:
Special preferred units	(328)	—	(328)	—	—	—		(328)
Class B units preferred return	(2,604)	—	(2,604)	—	—	—		(2,604)
Net loss attributable to Capstone Holding Corp. stockholders	$(5,495)	$435	$(5,060)	$18	$(1,314)	$(1,833)		$(8,189)

Earnings (loss) per share:
Net loss per share attributable to Capstone Holding Corp. stockholders – basic and diluted	$(34.87)							(51.96)

Weighted average number of common shares outstanding – basic and diluted	157,610							157,610

CAPSTONE HOLDING CORP.
NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1 Basis of Presentation

The Unaudited Pro Forma Combined Financial Information is prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X.

The historical consolidated financial statements of the Company, CSH and FCHI were prepared in accordance with U.S. GAAP and presented in thousands. The Unaudited Pro Forma Combined Financial Information has been derived from the historical consolidated financial statements of the Company and FCHI. Certain FCHI and Carolina Stone Holdings’ audited and unaudited historical consolidated balances have been reclassified to conform to the Company’s financial statement presentation. The Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 2025, gives effect to the FCHI acquisition as if it had occurred on September 30, 2025. The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025 give effect to the CSH and FCHI acquisitions as if they had occurred on January 1, 2024.

The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Combined Financial Information to give effect to the pro forma events that are factually supportable, directly attributable to the acquisitions, and expected to have a continuing impact on the combined results following the business combination.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the Unaudited Pro Forma Combined Financial Information and do not reflect possible adjustments related to integration activities that have yet to be determined or transaction or other costs following the acquisitions that are not expected to have a continuing impact. No adjustments have been made to the Unaudited Pro Forma Combined Financial Information to reflect potential synergies or cost savings that may result from the business combination.

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical consolidated financial statements, and related notes thereto, of the Company, CSH and FCHI for the periods presented.

Note 2 Preliminary Purchase Price Allocation

The acquisitions are accounted for using the acquisition method of accounting in accordance with the Accounting Standards Codification Topic 805, “Business Combinations” (“Topic 805”), with the Company as the accounting acquirer. Topic 805 requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The following table summarizes the preliminary purchase price allocation for the FCHI acquisition as of the December 1, 2025 closing date (in “000’s”):

Amount
Cash purchase price	$4,078
Seller notes	2,582
Earn-out agreements	269
Aggregate purchase consideration	6,929
Identifiable assets acquired and liabilities assumed:
Cash	—
Accounts receivable, net	1,543
Inventories	5,269
Prepaid expenses	9
Property and equipment, net	72
Other assets	3
Right of use assets	2,293
Accounts payable	(871)
Accrued expenses	(42)
Current portion of long-term debt	—
Current portion, lease liability	(560)
Long term debt, net of current portion	—
Lease liability, net of current portion	(1,732)
Total identifiable net assets	5,984
Goodwill	$945

The preliminary purchase price allocation for the CSH acquisition is included in Exhibit 99.3 to the Company’s Form 8-K filed with the SEC on November 7, 2025.

The purchase price allocation for the both acquisitions are is preliminary and subject to revision as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material.

The final determination of the purchase price allocation will be completed as soon as practicable but not one year beyond the date of the closing date of the each business combination and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

Note 3 Acquisition Adjustments

FCHI Adjustments:

(a)	Represents the aggregate cash consideration in connection with the Acquisition as described in Note 2, Preliminary Purchase Price Allocation. The cash purchase price under the Share Purchase Agreement was C$6,200 thousand (approximately $4,447 thousand), less the working capital adjustment of C$513 thousand (approximately $369 thousand) owed by the Sellers to the Company pursuant to the Share Purchase Agreement, and includes the Continental Cash Purchase Price of $459 thousand paid under the Asset Purchase Agreement. A portion of the cash proceeds was also used to repay FCHI’s outstanding indebtedness at closing, including the line of credit, long-term debt, and shareholder advances.

(b)	Represents the estimated acquisition-date fair value of the contingent consideration under the Earn-Out Agreement entered into with the Sellers. In accordance with ASC 805, contingent consideration is recognized at its acquisition-date fair value. The Earn-Out Agreement provides for earn-out payments based on Average EBITDA (as defined in the Earn-Out Agreement) during two separate measurement periods as follows: Earn-Out 1 provides for payments of up to C$2,000 thousand (approximately $1,434 thousand) subject to the Company achieving an average EBITDA of C$2,250 thousand for the 2026 and 2027 calendar years, with a reduced payout for average EBITDA between C$1,800 thousand and C$2,250 thousand during the 2027 and 2028 calendar years. The estimated fair value of Earn-Out 1 as of the closing date is C$300 thousand (approximately $215 thousand). Earn-Out 2 provides for payments of up to C$1,000 thousand (approximately $717 thousand) subject to the Company achieving an average EBITDA of C$2,750 thousand for the 2026 and 2027 calendar years, with a reduced payout for average EBITDA between C$2,250 thousand and C$2,750 thousand during the 2027 and 2028 calendar years. The estimated fair value of Earn-Out 2 as of the closing date is C$75 thousand (approximately $54 thousand). The aggregate maximum earn-out payable under the Earn-Out Agreement is C$3,000 thousand (approximately $2,152 thousand) and the aggregate estimated fair value included in the purchase consideration is C$375 thousand (approximately $269 thousand). The earn-out payable is classified as a liability and will be remeasured at fair value each reporting period, with changes in fair value recognized in earnings.

(c)	Represents the First SPA Note in the principal amount of C$1,600 thousand (approximately $1,148 thousand) and the Second SPA Note in the principal amount of C$2,000 thousand (approximately $1,434 thousand) issued to the Sellers pursuant to the Share Purchase Agreement. The First SPA Note is payable in installments of C$400 thousand on July 31, 2026 and C$400 thousand on October 31, 2026, with a maturity date of March 31, 2027, and bears interest at TD Bank’s prime rate plus 1.00% through November 30, 2026, and at TD Bank’s prime rate plus 3.00% from December 1, 2026 onward. The Second SPA Note is payable in quarterly installments of C$50 thousand commencing March 31, 2027, with a maturity date of December 1, 2028, and bears interest at a per annum rate equal to 30-day average SOFR plus an applicable margin of (a) 1.25% through November 30, 2026, (b) 2.50% from December 1, 2026 through November 30, 2027, and (c) 3.75% thereafter. The pro forma adjustment also reflects the repayment of FCHI’s outstanding indebtedness at closing.

(d)	No preliminary purchase accounting adjustment has been made to the carrying value of acquired property and equipment. The fair value of FCHI’s property and equipment is preliminarily estimated to approximate its historical carrying value. Management will continue to assess the fair values of acquired property and equipment as additional information becomes available.

(e)	The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024, includes $894 thousand of non-recurring transaction expenses incurred in the Acquisition. The Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 2025 includes $894 thousand of Acquisition expenses payable.

CSH Adjustments:

(f)	The Unaudited Pro Forma Combined Consolidated Statements of Operations for the nine months ended September 30, 2025, includes $51 thousand of amortization expense for the period from January 1, 2025 to August 22, 2025 for $300 thousand of identifiable intangible assets estimated in the Company’s preliminary purchase price allocation.

(g)	The net pro forma impacts on depreciation and amortization expense reflected in selling, general and administrative expenses in the Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024 is an increase of $16.0 thousand.

Note 4 Other Adjustments

FCHI Adjustments

(h)	The Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 2025 includes acquisition financing related to the Convertible Note with an original principal amount of $3,250 thousand. The interest rate applicable to the Convertible Note is 7.00%.

The term of the Convertible Note is one year from the issuance date and therefore on the basis that the Pro Forma Statements of Operations assume that the FCHI acquisition occurred on January 1, 2024, the interest expense pro forma adjustments are only applicable to the year ended December 31, 2024.

The following table summarizes interest expense, original issue discount expense and debt issuance costs applicable to the Convertible Note (in “000’s”) for the year ended December 31, 2024:

Year Ended December 31, 2024
Senior Convertible Note
Interest expense related to senior convertible note	$248
Amortization of debt issuance costs	268
Amortization of original issue discount	296
Pro forma adjustment to “Interest expense”	$812

(i)	The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024, includes $894.0 thousand of non-recurring transaction expenses incurred in the FCHI acquisition. The Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 2025 includes $310.0 thousand of Acquisition expenses payable.

CSH Adjustments

(j)	The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024, includes $404.0 thousand of non-recurring transaction expenses incurred in the CSH acquisition.